Exhibit 99.3


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF ANY AND ALL OUTSTANDING
          UNREGISTERED 13% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2003
                             (THE "EXISTING NOTES")
                                       OF
                           TELEX COMMUNICATIONS, INC.

     As set forth in the Prospectus dated May 31, 2002 (the "Prospectus") of Telex Communications, Inc. and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for unregistered 13% Senior Subordinated Discount Notes due 2003 of Telex Communications, Inc. are not immediately available, (ii) Existing Notes, the Letter of Transmittal and all other required documents cannot be delivered to BNY Midwest Trust Company (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail or transmitted by facsimile transmission to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Existing Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent For The Exchange Offer Is:

                            BNY MIDWEST TRUST COMPANY

BY HAND OR OVERNIGHT                    FACSIMILE                           BY REGISTERED OR
    DELIVERY:                         TRANSMISSIONS:                         CERTIFIED MAIL:

BNY Midwest Trust Company        (Eligible Institutions Only)        BNY Midwest Trust Company
 c/o Bank of New York                 (212) 235-2261                      c/o Bank of New York
Corporate Trust Operations                                           Corporate Trust Operations
 Reorganization Unit                                                    Reorganization Unit
15 Broad Street - 16th Floor                                         15 Broad Street - 16th Floor
 New York, New York 10007                                             New York, New York 10007
 Telephone: (212) 235-2353                                           Telephone: (212) 235-2353
 Attention: Diane Amoroso                                             Attention: Diane Amoroso


                             TO CONFIRM BY TELEPHONE
                            OR FOR INFORMATION CALL:

                                 (212) 235-2353

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Telex Communications, Inc., a Delaware corporation upon the terms and subject to the conditions set forth in the Prospectus dated May 31, 2002 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 to the Letter of Transmittal.

-------------------------------------------------------------------------------
                           Aggregate Principal Amount

-------------------------------------------------------------------------------
                        Name(s) of Registered Holder(s):

Amount Tendered: $
                    -----------------------------------------------------------

Certificate No(s). for Existing Notes
(if available):
               ----------------------------------------------------------------

-------------------------------------------------------------------------------
      Total Principal Amount Represented by Existing Notes Certificate(s)

Date:
     --------------------------------------------------------------------------

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

                SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY


X
----------------------------------      ---------------------------------------
Name:                                   Date
Address:


X
----------------------------------      ---------------------------------------
Name:                                   Date
Address:


Area Code and Telephone Number:
                                -----------------------------------------------

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

This Notice of Guaranteed Delivery must be signed by the holder(s) of the Existing Notes as their name(s) appear(s) on certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ----------------------------------------------------------------------

Capacity(ies):
              ----------------------------------------------------------------

Address(es):
            ------------------------------------------------------------------
















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


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Existing Notes tendered hereby in proper form for transfer, together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER(S) OF TRANSMITTAL AND THE EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
              ------------------------------     ------------------------------
                                                      Authorized Signature

Address:                                         Name:
        ------------------------------------          -------------------------
                                   Zip Code            (Please Type or Print)

Area Code and
Tel. No.:                                        Date:                   , 2001
          ----------------------------------          -------------------

NOTE: DO NOT SEND CERTIFICATES FOR EXISTING NOTES WITH THIS FORM. CERTIFICATES FOR EXISTING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.










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